HARBOR
Custom Development, Inc.

Employment Term Sheet

June 7, 2020

Lynda Meadows

We would like to offer the following terms for potential employment with Harbor Custom Development, Inc. for the position of Chief Financial Officer beginning on around 6/30/20. The terms for employment are conditioned upon the company successfully completing an IPO on the Nasdaq during the month of June 2020 and upon Board approval. The proposed compensation terms may change upon the Board of Directors adopting an executive compensation model as previously discussed.

- $200,000 Annual Salary
- Bonus up to 60% of Salary based on objectives TBD mutually between parties
- PTO and Sick Leave per Company Policy
- 401-K Retirement Plan Participation – Available for enrollment the initial quarter following 90 days of employment.
- Medical Benefits – Available for enrollment after 60 calendar days of employment.
- 40,000 Options per employee option plan. Price and Vesting TBD.
- Expected work hours will be from 8:30 AM to 5:00 PM Monday through Friday and Unless mandated by government authority otherwise your daily work schedule will occur at 11505 Burnham Dr. Suite 301, Gig Harbor, WA 98332.

Job Description: Chief Financial Officer – reporting to Sterling Griffin, President. Responsibilities as directed include but are not limited to the following: See attached Draft CFO duties to be further defined. In addition, handling all company financial matters including staff as directed by Sterling Griffin.

Harbor Custom Development, Inc.

Sterling Griffin, CEO

Harbor Custom Development
Chief Financial Officer

Q3/Q4 2020	• Initial enterprise risk analysis
	• Second stock issuance
	    ○ Information requirements
	    ○ Communications
	• Define requirements and hire analyst
	• Relationship building:
	    ○ Lenders
	    ○ Board members
	    ○ Investment bankers
	• Understand current/future stockholder communication requirements
	    ○ Additional road show?
	    ○ Other?
	• Assess external audit team
	    ○ Define current/future requirements
	• 2020 audit preparation
	    ○ Timing of interim work
	    ○ PBC schedules identified
	    ○ System adjustments made
	• Prospective business plan
	    ○ Acquisitions
	    ○ Overhead
	    ○ Debt and equity requirements
	• Prepare for 10Q/10K reporting and analysts calls
	    ○ Necessary system adjustments?
	    ○ MD & A topics identified
	    ○ Required analytics defined and developed
	    ○ 2020 Q3 10Q issued
	• Accounting system assessment
	    ○ Develop requirements and specifications
	    ○ Research potential options
	    ○ Choose new system solution
	    ○ Understand (create?) technology roadmap

Q1 2021	• 2020 audit completed • 2020 10K issued • Analyst call • Annual board meeting • Accounting system transition plan identified • Identify potential audit firm replacements
Q2 2021	• 2021 Q1 10Q issued • Annual stockholder meeting • Accounting system transition completed • Award new external audit contract